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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported) September 11, 1997



                           DIGITAL VIDEO SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


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

         0-28472                                        77-0333728
 (Commission File Number)                   (I.R.S. Employer Identification No.)


 2710 Walsh Avenue
 Santa Clara, California  95051                            95051
 (Address of principal executive offices)                (Zip Code)

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                                 (408) 748-2100
               Registrant's telephone number, including area code


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                                  Page 1 of 5
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Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

          On August 5, 1997, Digital Video Systems, Inc., a Delaware corporation (the "Registrant") agreed to establish a joint venture (the "Joint Venture") with Panyu Tian Le Electrical Appliance Manufacturing Co., Ltd. ("Panyu"), a company organized under the laws of The People's Republic of China (the "PRC"). The Joint Venture will be known as "Panyu D.V.S. Electrical Appliances Manufacturing Co., Ltd." The Joint Venture is owned 51% by the Registrant, through its wholly-owned subsidiary, D.V.S. H.K. Limited ("D.V.S. H.K."), and 49% by Panyu. The Joint Venture is engaged in the business of manufacturing and selling in China and other countries Video CD players and related products. Under the terms of the Joint Venture Agreement (defined below) the Joint Venture may also engage in the business of manufacturing and selling DVD players, loader and optical pick-ups for Video CD players, digital broadcasting systems, networking systems, microcomputers and related products.

          The Joint Venture will be effected pursuant to a Joint Venture Agreement dated as of August 5, 1997 (the "Joint Venture Agreement"), by and between the D.V.S. H.K. and Panyu. On August 5, 1997, the Registrant's Board of Directors (the "Registrant's Board") approved a financial commitment to the Joint Venture of up to $600,000 in cash. On September 11, 1997, the Registrant's Board approved an aggregate financial commitment to the Joint Venture under the Joint Venture Agreement of $4,080,000, with a contribution of approximately $2,000,000 in cash and approximately $2,080,000 in parts and components to be used in the manufacture of Video CD Players and other items. The terms of the Joint Venture Agreement provide for Panyu to contribute the land use rights for two adjoining parcels of land located in Panyu Municipality, Guangdong, China (an approximately 75,116 square foot parcel ("Parcel 1") and an approximately 19,077 square foot parcel ("Parcel 2")). Land use rights for Parcel 1 run until August 18, 2042 and land use rights for Parcel 2 run until August 18, 2045. In addition, Panyu has agreed to contribute an approximately 15,365 square foot, seven-story manufacturing facility located on Parcel 1 and Parcel 2, and various machinery and equipment. Panyu's total contribution is valued by the parties in the Joint Venture Agreement at approximately $3,920,000. The Joint Venture expects to initially employ approximately 480 persons, who will be located in China.

          The terms of the Joint Venture Agreement provide for the Registrant to contribute approximately $612,000 in cash within 30 days after the Joint Venture obtains a business license (which license was obtained on August 13, 1997), and to fund the balance of its contribution within a period of not more than three years from such date, in accordance with the requirements of the Joint Venture as determined by its Board of Directors. D.V.S. H.K. may, in its absolute discretion, elect to make the balance of its contribution in either cash or inventory. The Joint Venture Agreement requires Panyu to contribute the land use rights, plant, machinery and equipment to the Joint Venture 30 days after the Joint Venture obtains the business license. The Joint Venture will be managed by a three-man Board of Directors and a General Manager who will report to the Board of Directors. The Chairman of the Board of Directors and the General Manager will be designated by Panyu and the other two directors will be designated by D.V.S. H.K.

          The Joint Venture is organized as a limited liability company in accordance with the "Law of the People's Republic of China on Sino-Foreign Equity Joint Ventures" (an "Equity Joint Venture"). Holders of interests in Equity Joint Ventures receive profits in accordance with their relative share of the ownership in such entities. In addition, the Joint Venture will be subject to all other applicable laws, rules and regulations of the PRC.

          The Joint Venture Agreement provides that the initial term of the Joint Venture will last for 25 years from the date that the Joint Venture obtains the business license. The term of the Joint Venture may be extended by mutual agreement of D.V.S. H.K. and Panyu. The Joint Venture may be terminated for various reasons, including without limitation, the breach by either party of representations, warranties or covenants contained in the Joint Venture Agreement, violation by either party of the Joint Venture's Articles of Association, failure of either party to contribute its required share of capital, material losses of the Joint Venture incurred as a result of force majeure, failure of the Joint Venture to achieve its business purpose, or bankruptcy of either party or of the Joint Venture.

          The foregoing description of the Joint Venture Agreement is qualified in its entirety by reference to the provisions of such agreement, which is attached hereto as Exhibit 2.1.

                                  Page 2 of 5

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Item 7.  Financial Statments and Exhibits
         --------------------------------

         The exhibit listed below is filed as part of this Current Report.

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Exhibit No.                          Description of Exhibit
----------                           ----------------------
   2.1 Joint Venture Agreement dated as of August 5, 1997 by and between D.V.S. H.K., a wholly-owned subsidiary of the Registrant, and Panyu.

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                                  Page 3 of 5
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              DIGITAL VIDEO SYSTEMS, INC.




Date: September 25, 1997                       By: /s/ Thomas R. Parkinson
                --                                ------------------------------
                                                    Thomas R. Parkinson
                                                    President


                                  Page 4 of 5
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                                  EXHIBIT INDEX

         The exhibit listed below is filed as part of this Current Report.

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Exhibit No.                    Description of Exhibit                       Page
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    2.1         Joint Venture Agreement dated as of August 5, 1997 by
                and between D.V.S. H.K., a wholly-owned subsidiary of the Registrant, and Panyu.

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                                  Page 5 of 5